               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  ALL-COMM MEDIA CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           ALL-COMM MEDIA CORPORATION
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (212) 594-7685

From the desk of

Jeremy Barbera
Chairman and Chief Executive Officer

                                                                   June 18, 1997

Dear Shareholder:

     Reference is made to the Notice of Special Meeting of Shareholders and Proxy Statement, each mailed to you and dated June 4, 1997 (the 'Proxy Material'). Management's proposal to change the name of All-Comm Media Corporation (the 'Company') to Metro Services Group, Inc is being modified to avoid any confusion between the Company and one of its operating subsidiaries. As a result, management now proposes to change the name of the Company from All-Comm Media Corporation to Marketing Services Group, Inc. All references in the Proxy Materials referring to the change of the Company's name to 'Metro Services Group, Inc.' should be deleted and replaced by the name 'Marketing Services Group, Inc.'

     The MSGI symbol currently on hold for the Company with the NASDAQ small cap market will remain unchanged.

     You may approve or object to management's proposal to change the name of the Company in accordance with the terms of the Proxy Material as supplemented by this letter. You may object to the change of the name of the Company as proposed by this letter by delivering a writing no later than June 29, 1997 by means of facsimile or other electronic transmission to the secretary of the Company (fax: (212) 465-8877).

                                          Sincerely,
                                          JEREMY BARBERA
                                          Chairman and Chief Executive Officer